Exhibit 99.2

NEWS RELEASE

CONTACTS:

Investors – Doug Pike (713) 309-7141

Media – Susan Moore (713) 652-4645

Lyondell to Repay $200 Million of Outstanding Debt

HOUSTON (July 28, 2005) – Lyondell Chemical Company (NYSE: LYO) today called the final $200 million of its 9.875 percent Senior Secured Notes, Series B, which mature in 2007. The call price is 102.469 percent of par, and the debt will be paid on August 29, 2005 at the conclusion of the call period. Lyondell has now called the entire $1 billion of these notes.

ABOUT LYONDELL

Lyondell Chemical Company, headquartered in Houston, Texas, is North America’s third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a significant producer of gasoline blending components. The company has a 58.75 percent interest in LYONDELL-CITGO Refining LP, a refiner of heavy, high-sulfur crude oil. As a result of Lyondell’s November 30, 2004 acquisition of Millennium Chemicals Inc., Millennium and Equistar Chemicals, LP are wholly owned subsidiaries of Lyondell. Lyondell is a global company operating on five continents and employs approximately 10,000 people worldwide.

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SOURCE: Lyondell Chemical Company

Lyondell Chemical Company

www.lyondell.com